BYLAWS OF

     GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


     ARTICLE I

     SHAREHOLDERS' MEETING


SECTION 1. Annual Meeting. The Annual Meeting of the Shareholders for the election of the Directors and for the transaction of any other business pertaining to the corporation (whether or not stated in the notice of the meeting) shall be held at such time, date and place as the Board of Directors, by resolution, shall determine and set forth in the notice of the meeting.

SECTION 2. Special Meetings. Special Meetings of the Shareholders shall be called whenever ordered by the Chairman of the Board, the President, a quorum of the Board of Directors, or the holders of at least one-quarter (1/4) of the total amount of stock issued and outstanding. Notice of the meeting may be waived and neither the business to be transacted at, nor the purpose of the meeting, need be specified in the waiver of notice. In the absence of waiver of notice, the purposes for which the meeting is called shall be stated in the notice and no other corporate action shall be taken without the consent of all Shareholders entitled to vote.

SECTION 3. Place of Meetings. All meetings of the Shareholders shall be held at the office of the corporation in Englewood, Colorado, or at such other place or places, within or without the State of Colorado, as shall from time to time be designated by the Board of Directors.

SECTION 4. Notice of Meetings. Notice of all meetings, regular or special, shall be given by mailing to each Shareholder entitled to vote thereat, directed to his address as it appears on the records of the corporation, at least ten days and not more than fifty days before such meeting, a written or printed notice of the time, place, and purpose or purposes thereof.

SECTION 5. Quorum. The holders of a majority of the outstanding stock of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for all purposes. In the absence of a quorum, the Shareholders entitled to vote thereat, represented in person or by proxy, may adjourn the meeting to a day certain.

SECTION 6. Voting. At all meetings of Shareholders each share of stock held by a Shareholder, represented in person or by proxy, shall be entitled to one vote. Proxies shall be in writing and shall be signed by the Shareholder. Two judges of election shall be appointed by the Chairman of the meeting at any Shareholders' Meeting at which judges are required. The Directors shall be elected by ballot, and each full-paid share of stock shall be entitled to one vote. Shares may be voted by proxy, signed by the person legally entitled to vote the same. Each Shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares of stock held by him, multiplied by the number of Directors to be elected.


     ARTICLE II

     BOARD OF DIRECTORS


SECTION 1. Number and Authority. The business and property of this corporation shall be conducted and managed by a Board of Directors consisting of not more than 25 Directors and not less than 5 Directors, the exact number thereof to be fixed and determined by action taken from time to time by the Board of Directors.

SECTION 2. Election. At each annual meeting of Shareholders, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor has been elected and qualified, subject to removal as hereinafter provided.

SECTION 3. Removal and Vacancies. Any or all Directors may be removed at any time, with or without cause, by a majority vote of the Shareholders who shall thereupon elect a successor Director or Directors to fill the vacancy or vacancies -- and in which case the election of such successor Directors may be at a Special Meeting of Shareholders called for such purpose. A vacancy in the Board of Directors, other than one occurring by reason of removal by Shareholders, shall be filled by the Board of Directors to serve until the next annual meeting of the Shareholders. Where the number of Directors is increased additional Directors may be elected by the Board of Directors to serve until the next annual meeting of the Shareholders.

SECTION 4.  Regular Meeting.  The Regular Meeting of the Board of
Directors shall be held immediately following the Annual Meeting of the Shareholders.

SECTION 5.  Special Meetings.  Special Meetings of the Board of
Directors may be called by order of the Chairman of the Board, the President, or the Secretary.

SECTION 6. Place of Meetings. Meetings of the Board of Directors shall be held at the office of the corporation in Englewood, Colorado, or at such other place within or without the State of Colorado as may be designated in the notice thereof.

SECTION 7. Notice of Meetings. Notice of meetings of the Board of Directors, except the regular meeting of the Board, shall be given by mailing to each member at least two days before such meeting, a written or printed notice of the time, and place thereof. Such notice may also be given by telegram sent at least one day before such meeting.

SECTION 8. Business Transacted at Meetings. Any business may be transacted and any corporate action taken at any meeting of the Board of Directors whether stated in the notice of such meeting or not, except as otherwise expressly required by law.

SECTION 9.  Quorum.  A majority of the number of Directors fixed by
Section 1 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, for a period not to exceed 60 days at any one adjournment.

SECTION 10. Interest of Directors. Except as prohibited by statute, any Director may vote or act on behalf of the corporation in contracting with any other company although he may be a Shareholder, Director, or Officer of such other company.

SECTION 11. Indemnification of Directors. The corporation may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the corporation to the extent permitted by applicable law, any Director, Officer, or employee of the corporation or any member or officer of any Committee, and his heirs, executors, and administrators, from and against all claims, liabilities, costs, charges, and expenses whatsoever that any such Director, Officer, employee, or any such member or officer sustains or incurs in or about any action, suit, or proceeding that is brought, commenced, or prosecuted against him for or in respect of any act, deed, matter, or thing whatsoever, made, done, or permitted by him in or about the execution of the duties of his office or employment with the corporation, in or about the execution of his duties as a Director or Officer of another company which he so serves at the request and on behalf of the corporation, or in or about the execution of his duties as a member or officer of any such Committee, and all other claims, liabilities, costs, charges, and expenses that he sustains or incurs, in or about or in relation to any such duties or the affairs of the corporation, the affairs of such other company which he so serves or the affairs of such Committee, except such claims, liabilities, costs, charges, or expenses as are occasioned by his own willful neglect or default. The corporation may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the corporation to the extent permitted by applicable law, any Director, Officer, or employee of any subsidiary corporation of the corporation on the same basis and within the same constraints as described in the preceding sentence.


     ARTICLE III

     EXECUTIVE COMMITTEE


SECTION 1. Membership. The Board of Directors shall elect from its own number an Executive Committee, to serve at the pleasure of the Board, consisting of not less than three members, the exact number to be fixed and determined by action taken from time to time by the Board of Directors. The Executive Committee shall elect from among its members a Chairman, and shall appoint a Secretary.

SECTION 2. Powers of the Executive Committee. The Executive Committee shall have and may exercise all the powers of the Board with respect to the conduct and management of the business and property of the Company, except that the Executive Committee shall not have power to declare dividends on or distributions of the capital stock of the corporation, amend the Bylaws, fill vacancies in the Committee or the Board of Directors, or exercise any powers prohibited by C.R.S. 7-5-107 or which the Board of Directors may from time to time, by proper resolution, reserve to itself.

SECTION 3. Meetings. The Committee may determine the times and places for the holding of meetings. The Committee shall prepare regular minutes of the transactions at its meetings and shall cause them to be recorded in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

SECTION 4. Place of Meetings. Meetings of the Executive Committee shall be held at the office of the corporation in Englewood, Colorado, or at such other place, within or without the State of Colorado, as may be designated in the notice or waiver of notice of the meeting.

SECTION 5. Notice of Meetings. Notice of all meetings shall be given by mailing to each member at least two days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by telegram at least one day before such meeting.

SECTION 6. Quorum. A quorum shall consist of two members of the Committee.


     ARTICLE IV

     INVESTMENT AND CREDIT COMMITTEE


SECTION 1. Membership. The Board of Directors shall elect from its own number an Investment and Credit Committee, to serve at the pleasure of the Board, consisting of not less than three members, the exact number to be fixed and determined by action taken from time to time by the Board of Directors. The Investment and Credit Committee shall elect from among its members a Chairman, and shall appoint a Secretary.

SECTION 2. Powers of the Investment and Credit Committee. The Investment and Credit Committee shall have the authority to approve the investments of the funds of the corporation, except for all or any part of that authority which the Board of Directors may from time to time, by proper resolution, reserve to itself.

SECTION 3. Meetings. The Committee may determine the times and places for the holding of meetings. The Committee shall prepare regular minutes of the transactions at its meetings and shall cause them to be recorded in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

SECTION 4. Place of Meetings. Meetings of the Investment and Credit Committee shall be held at the office of the corporation in Englewood, Colorado, or at such other place, within or without the State of Colorado, as may be designated in the notice thereof.

SECTION 5. Notice of Meetings. Notice of all meetings shall be given by mailing to each member at least two days before such meetings, a written or printed notice of the time and place thereof. Such notice may also be given by telegram at least one day before such meetings.

SECTION 6. Quorum. A quorum shall consist of three members of the Committee.


     ARTICLE V

     OFFICERS


SECTION 1. Duties in General. All Officers of the corporation, in addition to the duties prescribed by the Bylaws, shall perform such duties in the conduct and management of the business and property of the corporation as may be determined by the Board of Directors. In the case of more than one person holding an office of the same title, any one of them may perform the duties of the office except insofar as the Board of Directors, or the President may otherwise direct.

SECTION 2. Number and Designation. The Officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, one or more Secretaries, one or more Treasurers, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers and Committees as the Board of Directors may from time to time deem advisable. It shall be permissible for the same person to hold more than one office, except that the offices of President and Secretary shall not be held by the same person.

SECTION 3. Election and Term of Office. The Board of Directors shall elect from their number a President and Vice President, and shall appoint a Secretary, Treasurer, and such other Officers as shall be prescribed in the Bylaws, and shall fill any vacancy that may occur.

SECTION 4.  Chairman of the Board.  The Chairman of the Board of
Directors shall preside at all meetings of the Shareholders and at all meetings of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

SECTION 5. President. The President, in the absence of the Chairman of the Board, shall preside at all meetings of the Shareholders and of the Board of Directors. He shall have the powers and perform the duties usually pertaining to the Office of President.

SECTION 6. Vice Presidents. The Vice Presidents shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or by the President. The Board of Directors or the President may from time to time determine the order of priority as between two or more Vice Presidents.

SECTION 7. Secretary. The Secretary shall keep the minutes of the meetings of the Shareholders, of the Board of Directors, and of the Executive and Investment Committees; shall issue notices of meetings; shall have custody of the corporation's seal and corporate books and records; shall have charge of the issuance, transfer, and cancellation of stock certificates; shall have authority to attest and affix the corporate seal of any instruments executed on behalf of the corporation; and shall perform such other duties as are incident to his office and as are required by the Board of Directors or the President.

SECTION 8. Assistant Secretaries. The Assistant Secretaries in order of their priority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and perform such other duties as may be assigned to them from time to time by the Board of Directors or the President.

SECTION 9. Treasurer. The Treasurer shall have custody of the funds and securities of the corporation and shall deposit the same in such banks or depositories as the Board of Directors or the President may direct. The Treasurer may, under the direction of the Board of Directors, disburse all monies and sign checks or other instruments drawn on or payable out of the funds of the corporation, which, however, shall be countersigned by the President, a Vice President, the Secretary, or an Assistant Secretary, or an Assistant Treasurer. He shall also make such transfers of the securities of the corporation as may be ordered by the Board of Directors or the President. In general, the Treasurer shall perform all of the duties incident to his office and such other duties as are required of him by the Board of Directors or the President.

SECTION 10. Assistant Treasurers. The Assistant Treasurers in order of their priority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and perform such other duties as may be assigned to them from time to time by the Board of Directors or the President.

SECTION 11. Other Officers. Other Officers who may from time to time be elected by the Board of Directors shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President.

SECTION 12. Compensation. The compensation of the Officers shall be fixed by the Chairman of the Board and the President.

SECTION 13. Emergency Management Committee. Notwithstanding anything to the contrary contained in these Bylaws, during any period of emergency as contemplated by C.R.S. 7-5-118 or when the Board of Directors shall be unable to function by reason of vacancies therein and there shall be no Director remaining and able to fill such vacancies, the first two of the following who are readily available shall constitute an Emergency Management
Committee:

     (a) Vice Presidents in order of priority based upon their period of service in such offices;

     (b) Other Officers in order of priority based upon their period of service in such offices.

The Emergency Management Committee shall manage and control the business and property of the corporation and shall have and exercise all of the powers, rights, and prerogatives of the corporation until a Board of Directors shall have been duly constituted. The decisions of the Committee shall be final and shall be superior to the decisions of any other Officer of the corporation.

In addition to, and not in modification or limitation of, its authority as stated above, the Emergency Management Committee shall have the power and authority:

     (a) To call meetings of Shareholders whether Annual or Special;

     (b)  To elect and appoint Officers to fill vacancies;

     (c) To make rules and regulations of procedure for its operation.

Any vacancy which occurs on the Emergency Management Committee shall be filled by the next Vice President or other Officers (as the case may be) in order of priority as provided above.


     ARTICLE VI

     CAPITAL STOCK


SECTION 1. Certificates. Every Shareholder shall be entitled at his request to a certificate signed by the President or a Vice President, and also by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and under the seal of the corporation, certifying the number of shares to which he is entitled.

SECTION 2. Transfers. Transfers of stock may be made on the books of the corporation only by the holder thereof in person or by his attorney duly authorized thereto in writing and upon surrender and cancellation of the certificate therefor duly assigned or accompanied by a duly executed stock power.

SECTION 3. Lost or Destroyed Certificates. The Board of Directors may order a new certificate to be issued in place of a certificate lost or destroyed upon proof of such loss or destruction and upon tender to the corporation by the Shareholder of a bond in such amount and in such form and with or without surety as may be ordered, indemnifying the corporation against any liability, claim, loss, cost, or damage by reason of such loss or destruction and the issuance of a new certificate.

SECTION 4. Dividends. Dividends may be declared from the legally available surplus of the corporation at such times and in such amounts as the Board of Directors may determine. Such dividends on the capital stock of the corporation may not be declared by a committee of the Board.



     ARTICLE VII

     CORPORATE FUNDS


SECTION 1. Deposits. Checks, drafts, bills, notes, negotiable instruments or any other orders for the payment of money or evidence of indebtedness payable to and received by the corporation may be endorsed for deposit to the credit of the corporation by such Officers or agents of the corporation as the Board of Directors may determine and may be endorsed for deposit to the credit of agents of the corporation in such manner as the Board of Directors may direct.

SECTION 2. Withdrawals. All disbursements of the funds of the corporation shall be made by check, draft, or other order signed by such Officers or other persons as the Board of Directors may from time to time authorize to sign the same.


     ARTICLE VIII

     MISCELLANEOUS PROVISIONS


SECTION 1. Voting Stock of Other Corporations. The President, any Vice President, or any other Officer designated by the Board of Directors may execute in the name of the corporation and attach the corporate seal to any proxy or power of attorney authorizing the proxy or proxies or attorney or attorneys named therein to vote the stock of any corporation held in this corporation on any matter on which such stock may be voted. If any stock owned by this corporation is held in any name other than the name of this corporation, instructions as to the manner in which such stock is to be voted on behalf of this corporation may be given to the holder of record by the President, any Vice President, or any other Officer designated by the Board of Directors.

SECTION 2. Notices. Any notice under these Bylaws may be given by mail by depositing the same in a post office or postal letter box or postal mail chute in a sealed postpaid wrapper addressed to the person entitled thereto at his address as the same appears upon the books or records of the corporation or at such other address as may be designated by such person except that notice which may be given by telegram may be telegraphed to such person at such address; and such notice shall be deemed to be given at the time such notice is mailed or telegraphed.

SECTION 3. Waiver of Notice. Any Shareholder, Director, or member of the Executive or Investment Committees may at any time waive any notice required to be given under these Bylaws in accordance with the provisions of C.R.S. 7-4-119 and 7-5-108, including written waiver executed before, at, or after the meeting or by presence at the meeting.


     ARTICLE IX

     AMENDMENTS


The Bylaws may be amended in whole or in part by the Board of Directors. No Bylaws shall be in conflict with the laws of the State of Colorado or with the Regulations of the Colorado
Commissioner of Insurance.


     ARTICLE X

     EFFECTIVE DATE AND RESTATEMENT

These Bylaws become effective immediately upon the redomestication of the corporation from the State of Kansas to the State of Colorado. They thereafter constitute an amendment and restatement of all prior Bylaws of the corporation under the laws of the State of Kansas.


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